Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.

September 8, 2021

The Conflicts Committee of the Board of Directors

MGM Growth Properties LLC

1980 Festival Plaza Drive, Suite 750

Las Vegas, NV 89135

Members of the Conflicts Committee of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated August 4, 2021, to the Conflicts Committee of the Board of Directors of MGM Growth Properties LLC (the “Company”) as Annex C to, and the references thereto under the captions “SUMMARY— Opinion of the MGP Conflicts Committee’s Financial Advisor”, “THE TRANSACTIONS—Background of the Transactions,” “THE TRANSACTIONS—Recommendations of the MGP Conflicts Committee and MGP Board and Their Reasons for the Transactions,” “THE TRANSACTIONS—Opinion of the MGP Conflicts Committee’s Financial Advisor,” and “THE TRANSACTIONS— Certain MGP Unaudited Prospective Financial Information” in the proxy statement/information statement/prospectus included in the Registration Statement on Form S-4 filed by VICI Properties Inc. (“VICI”) with the U.S. Securities and Exchange Commission on September 8, 2021 (the “Registration Statement”) and relating to the proposed business combination involving the Company, MGM Growth Properties Operating Partnership LP, VICI, Venus Sub LLC, VICI Properties

L.P., VICI Properties OP LLC, and MGM Resorts International.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus-information statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.